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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


Donegal Mutual Insurance Company 401(k) Plan
Marietta, Pennsylvania


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-93785, 333-94301 and 333-89644) of our report dated June 22, 2005, relating to the financial statements and supplemental schedule of the Donegal Mutual Insurance Company 401(k) Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2004.



/s/ BDO SEIDMAN, LLP

Philadelphia, Pennsylvania
July 13, 2005